       First Quarter 1998
       Operating Results


      January 26, 1998

      Mary Rush

            TYSON FOODS, INC.  REPORTS FIRST QUARTER RESULTS

Springdale,   Arkansas--Tyson  Foods,  Inc.  (NYSE:TSN),  today   announced
operating results for the first quarter of fiscal year 1998 for the period ended December 27, 1997.

Earnings per share for the first quarter of fiscal 1998 were $.21 compared to $.20, up 5.0 percent from the same period last year. Gross profits increased 5.0 percent to $260.7 million from last year's $248.4 million and gross margin increased 80 basis points to 17.1 percent from last year's
16.3 percent.

Sales for the first quarter of fiscal 1998 were $1.52 billion compared to $1.53 billion last year, a decrease of 0.5 percent. The decrease in sales is mainly due to a 4.6% decrease in average sales prices mostly offset by a 4.3% increase in total volume. Included in general and administrative expense is a charge of $6 million for penalties and costs associated with the January 12, 1998 settlement with the Office of Independent Counsel in connection with the former Secretary of Agriculture Michael Espy investigation.

"We are encouraged by the continued improvements on the cost side of our business, particularly with the decline in feed prices," Tollett added. "There will continue to be challenges in the marketplace, at least through our second quarter, due to an abundant supply of all meat proteins. We also anticipate continued soft pricing in the international markets in the near term, but remain optimistic about the balance of fiscal year 1998."

Tyson completed the merger with Hudson Foods on January 9, 1998, and is in the process of integrating the two companies. "The transition is progressing as expected; however, as with any acquisition, there are some areas that will need more attention than others. We expect the assimilation to command most of our attention for the remainder of the year. Our challenge and our goal is to manage this process in a manner that will allow us to quickly capitalize on the synergistic opportunities offered by the combined companies," Tollett said.

Tyson  Foods,  Inc.  is  the  world's largest  fully-integrated   producer,
processor and marketer of chicken and poultry-based food products.












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
TYSON FOODS, INC.
News Release January 26,1998
Page 2 of 4

The unaudited results are as follows:

                                    (In millions except per share data)
Three Months Ended                 December 27, 1997     December 28,1996
Sales                                     $1,520.8               $1,527.9
Cost of Sales                              1,260.1                1,279.5
                                           -------                -------
Gross Profit                                 260.7                  248.4
Expenses:
 Selling                                     125.6                  125.1
 General and Administrative                   31.3                   23.5
 Amortization                                  5.9                    6.8
                                           -------                -------
Operating Income                              97.9                   93.0
Other Expense (Income):
 Interest                                     27.2                   28.9
 Other                                        (0.6)                 (41.5)
                                          --------                -------
Income Before Taxes on Income                 71.3                  105.6
Provision for Income Taxes                    26.4                   61.0
                                          --------              ---------
Net Income                               $    44.9              $    44.6
                                          ========              =========
Diluted Earnings Per Share                   $0.21                  $0.20
                                             =====                  =====
Diluted Average Shares Outstanding           215.0                  219.4

Dividends Per Share:            Class A    $0.0250                 $0.020
                                Class B    $0.0225                 $0.018
________________________________________________________________________
Sales Growth (Decline)                       (0.5%)               (1.2%)
Margins: (Percent of Sales)
Gross Profit                                 17.1%                16.3%
Operating Income                              6.4%                 6.1%
Income Before Taxes on Income                 4.7%                 6.9%
Net Income                                    3.0%                 2.9%
________________________________________________________________________

TYSON FOODS, INC.
News Release                       CONSOLIDATED CONDENSED
January 26, 1998                       BALANCE SHEETS
Page 3 of 4                (In millions except per share amounts)

Assets                             December 27, 1997  September 27, 1997
Current Assets:
 Cash and cash equivalents                 $    24.2           $    23.6
 Accounts receivable                           589.7               617.8
 Inventories                                   914.5               886.1
 Assets held for sale                            6.2                 6.2
 Other current assets                           30.7                38.8
                                            --------             -------
Total Current Assets                         1,565.3             1,572.5
Net Property, Plant and Equipment            1,920.5             1,924.8
Excess of Investments over Net
 Assets Acquired                               725.3               731.1
Investments and Other Assets                   193.1               182.6
                                            --------             -------
Total Assets                                $4,404.2            $4,411.0
                                            ========            ========
Liabilities and Shareholders' Equity
Current Liabilities:
 Notes payable                              $  138.8            $   37.3
 Current portion of long-term debt              60.3                94.6
 Trade accounts payable                        269.0               290.3
 Other accrued liabilities                     280.8               298.8
                                            --------             -------
Total Current Liabilities                      748.9               721.0
Long-Term Debt                               1,491.7             1,558.2
Deferred Income Taxes                          502.7               506.1
Other Liabilities                                4.2                 4.2
Shareholders' Equity:
 Common stock ($.10 par value)
   Class A-authorized 900 million shares:
   Issued 119.5 million shares at
    12-27-97 and 9-27-97                        11.9                11.9
   Class B-authorized 900 million shares:
   Issued 102.7 million shares at
    12-27-97 and 9-27-97                        10.3                10.3
 Capital in excess of par value                379.1               379.1
 Retained earnings                           1,430.6             1,390.8
 Currency translation adjustment                (2.2)               (2.5)
                                            --------             -------
                                             1,829.7             1,789.6
 Less class A treasury stock, at cost-
    9.0 million shares at 12-27-97
    and 8.8 million shares at 9-27-97          170.6               165.6
 Less unamortized deferred compensation          2.4                 2.5
                                            --------             -------
Total Shareholders' Equity                   1,656.7             1,621.5
                                            --------             -------
Total Liabilities and Shareholders'
     Equity                                 $4,404.2            $4,411.0
                                            ========            ========

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
TYSON FOODS, INC.                          CONSOLIDATED CONDENSED
News Release                               STATEMENTS OF CASH FLOWS
January 26, 1998                           For the Three Months Ended
Page 4 of 4                                      (In millions)
                                   December 27, 1997    December 28, 1996
Cash Flows from Operating Activities:
 Net Income                                $   44.9                $ 44.6
 Adjustments to Reconcile Net Income
   to Cash Provided by Operating Activities:
   Depreciation                                51.7                  51.1
   Amortization                                 5.9                   6.8
   Deferred Income Taxes                       (3.4)                 (0.1)
   (Gain) Loss on Dispositions of Assets        0.6                 (41.4)
   Decrease in accounts receivable             28.1                  52.0
   (Increase) decrease in inventories         (28.4)                 38.9
   (Decrease) in trade accounts payable       (21.3)                (33.1)
   Net change in other current assets
    And other current liabilities              (9.9)                 63.8
                                            -------                ------
Cash Provided by Operating Activities          68.2                 182.6
Cash Flows from Investing Activities:
 Additions to Property, Plant and
   Equipment                                  (50.3)                (44.6)
 Proceeds from the sale of property,
   Plant and equipment                          2.4                 186.5
 Net change in other assets and
   Liabilities                                (10.6)                 (5.5)
                                            -------               -------
Cash Used for Investing Activities            (58.5)                136.4
Cash Flows from Financing Activities:
 Net change in notes payable                  101.5                 (34.3)
 Proceeds from long-term debt                  20.4                  19.4
 Repayments of  long-term debt               (121.2)               (221.1)
 Purchase of treasury shares                   (5.5)
 Other                                         (4.2)                 (2.9)
                                             ------                ------
Cash (Used for) Provided by Financing
     Activities                                (9.0)               (238.9)
Effect of Exchange Rate Change on Cash         (0.1)                 (0.3)
                                             ------                ------
(Decrease) Increase in Cash and Cash
 Equivalents                                    0.6                  79.8
Cash and Cash Equivalents at Beginning
 of Period                                     23.6                  36.6
                                             ------                ------
Cash and Cash Equivalents at End of
 Period                                    $   24.2              $  116.4
                                           ========              ========

Financial information, such as this news release, as well as other historical data and current Company information can now be accessed from the Company's web site on the internet at http://www.tyson.com.

For a copy of this release, call  fax-on-demand at (800) 758-5804, ext.113769.

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